Exhibit 10.12
2008-2 AMENDMENT
TO THE
GARTNER, INC. 2003 LONG-TERM INCENTIVE PLAN
Pursuant to Section 16 of the Gartner, Inc. 2003 Long-Term Performance Plan (the “Plan”), the Company hereby amends the Plan, effective January 1, 2009, for the purpose of further documenting its compliance with Section 409A of the Code, as follows:
1. Section 2(e), “Change in Control,” is amended in its entirety to read as follows::
     (e) “Change in Control” means:
(i) For Awards granted prior to January 1, 2009, the happening of any of the following:
     (A) when any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, a Subsidiary or a Company employee benefit plan, including any trustee of such plan acting as trustee) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty (50%) of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors (other than as a result of a repurchase of securities by the Company or in connection with a transaction described in clause (ii) below); or
     (B) a merger or consolidation of the Company with any other entity, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or
     (C) the stockholders of the Company approve an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets; or
     (D) a change in the composition of the Board occurring after approval of the Plan by the Company’s stockholders, as a result of which fewer than a majority of the Directors holding voting rights on the Board are Incumbent Directors.
(ii) For Awards granted on or after January 1, 2009, the happening of any of the following:

     (A) when any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, a Subsidiary or a Company employee benefit plan, including any trustee of such plan acting as trustee) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty (50%) of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors (other than as a result of a repurchase of securities by the Company or in connection with a transaction described in clause (ii) below); or
     (B) a merger or consolidation of the Company with any other entity, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or
     (C) the consummation of the sale or disposition by the Company of all or substantially all the Company’s assets; or
     (D) a change in the composition of the Board occurring within a one-year period, as a result of which fewer than a majority of the Directors holding voting rights on the Board are Incumbent Directors.
provided, however, that with respect to any amount that constitutes “deferred compensation” (as defined under Section 409A) under this Plan or under another arrangement that incorporates by reference the definitions used in this Plan, if a Participant’s entitlement to payment of such deferred compensation would be triggered solely by the occurrence of a Change in Control (without a “separation from service” or other applicable payment event under Section 409A), or if a different form or timing of payment of such deferred compensation to a Participant would apply in the event of a Change in Control (with or without a “separation from service” or other payment trigger), accelerated vesting of such deferred compensation may occur upon a Change in Control as described in the preceding paragraphs of this Section 2(e), but payment will only be made upon a Change in Control or in accordance with a different form or timing that would apply in the event of a Change in Control if the circumstances also satisfy one of the following, which shall be construed to be consistent with the requirements of Treasury Regulation Section 1.409A-3(i)(5) (except to the extent that such regulations are superseded by subsequent guidance under Section 409A):
(I)	Change in the ownership of the Company. A change in the ownership of the Company shall occur on the date that any one person, or more than one person acting as a group (as defined in Treasury Regulation Section 1.409A-3(i)(5)(v)(B)), acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than

50% of the total fair market value or total voting power of the stock of the Company.

(II)	Change in the effective control of the Company. A change in the effective control of the Company shall occur on the date that either (A) any one person, or more than one person acting as a group (as defined in Treasury Regulation Section 1.409A-3(i)(5)(vi)(D)), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 30% or more of the total voting power of the stock of the Company; or (B) a majority of members of the Company’s Board of Directors is replaced during any 12-month period by Directors whose appointment or election is not endorsed by a majority of the members of Company’s Board of Directors prior to the date of the appointment or election.

(III)	Change in the ownership of a substantial portion of the Company’s assets. A change in the ownership of a substantial portion of the Company’s assets shall occur on the date that any one person, or more than one person acting as a group (as defined in Treasury Regulation Section 1.409A-3(i)(5)(vii)(C)), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to more than 40% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition. For this purpose, gross fair market value means the value of the assets of the corporation, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.
2. Section 12(c), “Merger or Asset Sale,” is amended in its entirety to read as follows:
     (c) Merger or Asset Sale. Subject to Sections 4(k) and 4(l) (Change in Control), for Awards granted prior to January 1, 2009, if the Company is merged with or into another corporation, or substantially all of its assets are sold, each outstanding Award shall be assumed or an equivalent Award substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. Subject to Sections 4(k) and 4(l) (Change in Control), for Awards granted on or after January 1, 2009, if (i) the Company is merged with or into another corporation and the voting securities of the Company outstanding immediately prior thereto do not continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger, or (ii) substantially all of its assets are sold, each outstanding Award shall be assumed or an equivalent Award substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. If the successor corporation does not agree to assume an Award (whether granted prior to, on or after January 1, 2009) or to substitute an equivalent Award, the Committee shall provide for the Participant to have the right to exercise the Award, in whole or in part, including Awards that would not otherwise be exercisable. If the Committee makes an Award exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Committee shall notify the Participant that the Award shall be exercisable for at least fifteen (15) days from the date of such notice, and the Award will terminate upon the expiration of the notice period. For the purposes of this Section, an Award shall be considered assumed if, immediately following the merger or sale of assets, the Award confers the right to purchase, for each underlying Share subject to the Award immediately prior to the merger or sale of assets, the consideration (whether stock, cash or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, that if the consideration received in the merger or sale of assets was not solely common stock of the successor corporation or its Parent, the Committee may, with the consent of the successor corporation and the Participant, provide for the consideration to be received upon the exercise of the Award, for each underlying Share, to be solely common stock of the successor corporation or its Parent equal in Fair Market Value to the per Share consideration received by holders of the Common Stock in the merger or sale of assets.
This 2008-2 Amendment has been approved by the Compensation Committee of the Board of Directors of Gartner, Inc. on December 19, 2008 pursuant to a delegation of authority from the Board of Directors on October 28, 2008.